Exhibit 10.3

EMPLOYMENT AGREEMENT This Employment Agreement ("Agreement") is made as of the d ol nd day of S mbe .r , 2021 (the "Effective Date"), by and among Brookline Bancorp, Inc., a Delaware corporation with its principal administrative office at 131 Clarendon Street, Boston, MA 02116 (the "Holding Company''), and Brookline Bank, a Massachusetts chartered trust company, and Bank Rhode Island, a Rhode Island financial institution (each, a "Bank" and, collectively, the "Banks"), and Carl M. Carlson (the "Executive"). Collectively the Holding Company and the Banks shall be referred to herein as the "Company," and either the Holding Company or either of the Banks may satisfy the Company's obligations under this Agreement. WHEREAS, the Company desires to continue to employ the Executive and the Executive desires to continue to be employed by the Company on the terms and conditions contained herein. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows: 1. Employment. (a) Term . The Company shall employ the Executive and the Executive shall be employed by the Company pursuant to this Agreement commencing as of the Effective Date and continuing until such employment is terminated in accordance with the provisions hereof (the "Term"). The Executive's employment with the Company shall continue to be "at will," meaning that the Executive's employment may be terminated by the Company or the Executive at any time and for any reason subject to the terms of this Agreement. (b) Position and Duties. The Executive shall serve as the Chief Financial & Strategy Officer and a Co - President of the Holding Company and Chief Financial & Strategy Officer of each Bank, and shall have such powers and duties as may from time to time be prescribed by the Chief Executive Officer of the Company (the "CEO") or other duly authorized executive. The Executive shall devote the Executive's full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may serve on boards of directors of other companies, with the approval of the Board of Directors of the Holding Company (the "Board"), or engage in religious, charitable or other community activities as long as such services and activities do not interfere with the Executive's performance of the Executive's duties to the Company. 2. Com p ensation and Related Matters. (a) Base Sala ry . The Executive's initial base salary shall be paid at the rate of $525,000 per year. The Executive's base salary shall be subject to periodic review by the Board or the Compensation Committee of the Board (the "Com p ensation Committee"). The base salary in effect at any given time is referred to herein as "Base Salary." The Base Salary shall be payable in a manner that is consistent with the Company's usual payroll practices for its executive officers. 1

2 (b) Incentive Com p ensation . The Executive shall be eligible to receive cash incentive compensation as determined by the Board or the Compensation Committee from time to time. As of the Effective Date, the Executive's target annual incentive compensation is sixty percent (60%) of the Executive's Base Salary. The target annual incentive compensation in effect at any given time is referred to herein as the "Tar g et Bonus." The actual amount of the Executive's annual incentive compensation, if any, shall be determined in the sole discretion of the Board or the Compensation Committee, subject to the terms of any applicable incentive compensation plan that may be in effect from time to time. Except as otherwise provided herein, as may be provided by the Board or the Compensation Committee, or as may otherwise be set forth in the applicable incentive compensation plan, the Executive must be employed by the Company on the date such incentive compensation is paid in order to earn or receive any annual incentive compensation. (c) Ex p enses . The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers. The Company will reimburse the Executive for membership fees and dues for one club membership in the Company's market area to be used for business purposes including, but not limited to, business meetings and business development purposes. (d) Other Benefits . The Executive shall be eligible to participate in or receive benefits under the Company's employee benefit plans in effect from time to time, subject to the terms of such plans . (e) Paid Time Off . The Executive shall be entitled to take paid time off in accordance with the Company's applicable paid time off policy for executives, as may be in effect from time to time . (f) Equity. The Executive shall be eligible to receive equity awards as determined by the Board or the Compensation Committee from time to time. As of the Effective Date, the Executive's target annual equity award has a grant date fair value of fifty percent (50%) of the Executive's Base Salary (the "Tar g et Annual E q uit y Award"). The actual value of the Executive's annual equity award, if any, shall be determined in the sole discretion of the Board or the Compensation Committee, subject to the terms of any applicable equity compensation plan that may be in effect from time to time. The equity awards held by the Executive shall continue to be governed by the terms and conditions of the Holding Company's applicable equity incentive plan(s) and the applicable award agreement(s) governing the terms of such equity awards (collectively, the "E q uit y Documents"). (g) No Com p ensation for Director Services . The Executive shall not be entitled to receive fees for serving as a director of the Company or any of its affiliates or subsidiaries for so long as he is an employee of the Company. 3. Termination. The Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

3 (a) Death. The Executive's employment hereunder shall terminate upon death. (b) Disability. The Company may terminate the Executive's employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive's then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12 - month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive's guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Company's determination of such issue shall be binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. † 2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. † 12101 et seq. (c) Termination by the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean any of the following: (i) conduct by the Executive constituting a material act of misconduct in connection with the performance of the Executive's duties, including, without limitation, (A) willful failure or refusal to perform material responsibilities that have been requested by the CEO; (B) dishonesty to the CEO with respect to any material matter; or (C) misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the commission by the Executive of acts satisfying the elements of (A) any felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) any misconduct by the Executive, regardless of whether or not in the course of the Executive's employment, that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries or affiliates if the Executive were to continue to be employed in the same position; (iv) continued failure by the Executive to use his best efforts to perform his duties hereunder (other than by reason of the Executive's physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such failure to use best efforts from the CEO;

4 (v) a material breach or repeated breaches by the Executive of any of the provisions contained in Section 8 of this Agreement or the Restrictive Covenants Agreement (as defined below); (vi) a material violation by the Executive of any of the Company's written employment policies; or (vii) the Executive's failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation. (d) Termination b y the Com p an y without Cause. The Company may terminate the Executive's employment hereunder at any time without Cause. Any termination by the Company of the Executive's employment under this Agreement which does not constitute a termination for Cause under Section 3(c) and does not result from the death or disability of the Executive under Section 3(a) or (b) shall be deemed a termination without Cause. (e) Termination b y the Executive. The Executive may terminate employment hereunder at any time for any reason, including but not limited to, Good Reason. For purposes of this Agreement, "Good Reason" shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive's prior written consent (each, a "Good Reason Condition"): (i) a material diminution in the Executive's responsibilities, authority or duties; (ii) a material diminution in the Executive's Base Salary, except for across - the - board salary reductions of not more than ten percent {10%) based on the Company's financial performance similarly affecting all or substantially all senior management employees of the Company; (iii) a material change in the geographic location of the principal office of the Company to which the Executive is assigned, such that there is an increase of at least thirty (30) miles of driving distance to such location from the Executive's principal residence as of such change; (iv) a material breach of any of the provisions of this Agreement by the Company; (v) a change in the Company's reporting structure which results in the Executive reporting to any person or group other than (A) the CEO as of the Effective Date of this Agreement (the "Current CEO") or (B) the Board;provided, however, that the Board's selection or appointment of an acting or interim CEO of the Company for a period not to exceed six months following the date on which the Current CEO ceases to

5 serve shall not constitute a change in the Company's reporting structure for purposes of this clause. The "Good Reason Process" consists of the following steps: (i) the Executive reasonably determines in good faith that a Good Reason Condition has occurred; (ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 60 days of the first occurrence of such condition; (iii) the Executive cooperates in good faith with the Company's efforts, for a period of not less than 30 days following such notice (the "Cure Period"), to remedy the Good Reason Condition ; (iv) notwithstanding suc h efforts, th e Good Reaso n Condition continues to exist at the end of the Cure Period; and (v) the Executive terminates employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred with respect to such Good Reason Condition. 4. Matters Related to Termination. (a) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive's employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon. (b) Date of Termination. "Date of Termination" shall mean: (i) if the Executive's employment is terminated by death, the date of death; (ii) if the Executive's employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive's employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive's employment is terminated by the Executive under Section 3(e) other than for Good Reason, 14 days after the date on which a Notice of Termination is given, and (v) if the Executive's employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement.

(c) Accrued Obligations. If the Executive's employment with the Company is terminated for any reason, the Company shall pay or provide to the Executive (or to the Executive's authorized representative or estate) (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination; (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the "Accrued Obligations").

(d) Resignation of All Other Positions. To the extent applicable, the Executive shall be deemed to have resigned from all officer and board member positions that the Executive holds with the Company or any of its respective subsidiaries and affiliates upon the termination of the Executive's employment for any reason. The Executive shall execute any documents in reasonable form as may be requested to confirm or effectuate any such resignations.

5. Severance Pay and Benefits Upon Termination by the Company without Cause or by the Executive for Good Reason Outside the Change in Control Period. If the Executive's employment is terminated by the Company without Cause as provided in Section 3(d), or the Executive terminates employment for Good Reason as provided in Section 3(e), in each case outside of the Change in Control Period (as defined below), then, in addition to the Accrued Obligations, and subject to (i) the Executive signing a separation agreement and release in the form attached hereto as Exhibit A (the "Separation Agreement"), and (ii) the Separation Agreement becoming irrevocable, all within 60 days after the Date of Termination (or such shorter period as set forth in the Separation Agreement), which shall include a seven-day revocation period:

(a) the Company shall pay the Executive a lump sum payment in cash in an amount equal to two times the sum of (A) the Executive's then-current Base Salary (or, in the case of a termination by the Executive for the Good Reason Condition specified in Section 3(e)(ii), the Base Salary in effect immediately prior to the occurrence of such Good Reason Condition), plus (B) the Executive's Target Bonus for the then-current year, plus (C) an amount equal to the value of the Executive's Target Annual Equity Award for the then-current year (the "Severance Amount");

(b) notwithstanding anything to the contrary in any applicable equity award, option agreement or stock-based award agreement, all stock options and other stock-based awards held by the Executive shall immediately accelerate and become fully exercisable or nonforfeitable as of the later of (i) the Executive's Date of Termination or (ii) the effective date of the Separation Agreement; provided that in order to effectuate the accelerated vesting contemplated by this subsection, the forfeiture of the unvested portion of such awards that would otherwise be forfeited on the Date of Termination will be delayed until the earlier of (A) the effective date of the Separation Agreement (at which time acceleration will occur), or (B) the date that the Separation Agreement can no longer become fully effective (at which time the unvested portion of such awards will be forfeited). Notwithstanding the foregoing, no additional vesting of any such awards shall occur during the period between the Date of Termination and the effective date of the acceleration. The Executive shall also be entitled to any other rights and

6

7 benefits with respect to equity awards, options and stock - related awards, to the extent and upon the terms provided in the employee stock option or incentive plan or any agreement or other instrument attendant thereto pursuant to which such options or awards were granted; (c) subject to the Executive's copayment of premium amounts at the applicable active employees' rate and the Executive's proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company shall make a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earlier of (A) the 24 - month anniversary of the Date of Termination; or (B) the date that the Executive becomes eligible for group medical plan benefits under any other employer's group medical plan. The Company will make such payments directly to the group health plan provider or the COBRA provider to the maximum extent possible;provided, however, that if the Company determines that it cannot pay such amounts directly to the group health plan provider or the COBRA provider (if applicable) for any reason, as determined by the Company in its sole discretion, (including, without limitation, without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act)), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above, and such payments to the Executive shall be subject to tax - related deductions and withholdings and paid on the Company's regular payroll dates; and (d) the Company shall cause to be continued, at the Company's expense, life insurance and disability coverage substantially identical to the coverage maintained by the Company for the Executive prior to the Date of Termination for 24 months following the Date of Termination; provided, however, that in the event it is impossible or impracticable for the Company to continue such coverage, including, but not limited to, by reason of operation of the plans or applicable law, the Company will pay the Executive a lump sum equal to the amount the Company would have paid for such coverage for the 24 month period following the Date of Termination based on the cost of such coverage as of the Date of Termination. The amounts payable under this Section 5, to the extent taxable, shall be paid or commence to be paid, as applicable, within 60 days after the Date of Termination; provided, however, that if the 60 - day period begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as "non - qualified deferred compensation" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), shall begin to be paid in the second calendar year by the last day of such 60 - day period; provided, further, that the initial payment shall include a catch - up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section l.409A - 2(b)(2). 6. Severance Pa y and Benefits U p on Termination b y the Com p an y without Cause or b y the Executive for Good Reason within the Chan g e in Control Period. The provisions of this Section 6 shall apply in lieu of, and expressly supersede, the provisions of Section 5 if (i) the Executive's employment is terminated either (a) by the Company without Cause as provided in Section 3(d), or (b) by the Executive for Good Reason as provided in Section 3(e), and (ii) the Date of Termination is on or within 12 months after the occurrence of the first event constituting

8 a Change in Control (such period, the "Chan g e in Control Period"). These provisions (other than the provisions applicable after the Change in Control Period to a termination that occurs during the Change in Control Period) shall terminate and be of no further force or effect after the Change in Control Period. (a) If the Executive's employment is terminated by the Company without Cause as provided in Section 3(d) or the Executive terminates employment for Good Reason as provided in Section 3(e) and in each case the Date of Termination occurs during the Change in Control Period, then, in addition to the Accrued Obligations, and subject to the signing of a general release of claims against the Company and all related persons and entities that shall not release the Executive's rights under this Agreement (the "Release") by the Executive and the Release becoming fully effective, all within the time frame set forth in the Release but in no event more than 60 days after the Date of Termination: (i) the Company shall pay the Executive a lump sum payment in cash in an amount equal to two (2) times the sum of (A) the Executive's then - current Base Salary (or the Executive's Base Salary in effect immediately prior to the Change in Control, if higher) plus (B) the Executive's Target Bonus for the then - current year (or the Executive's Target Bonus in effect immediately prior to the Change in Control, if higher) plus (C) an amount equal to the value of the Executive's Target Annual Equity Award for the then - current year (the "Chan g e in Control Pa ym ent"); (ii) subject to the Executive's copayment of premium amounts at the applicable active employees' rate and the Executive's proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company shall make a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company until the earlier of (A) the 24 month anniversary of the Date of Termination; or (B) the date that the Executive becomes eligible for group medical plan benefits under any other employer's group medical plan. The Company will make such payments directly to the group health plan provider or the COBRA provider to the maximum extent possible; provided, however, that if the Company determines that it cannot pay such amounts directly to the group health plan provider or the COBRA provider (if applicable) for any reason, as determined by the Company in its sole discretion, (including, without limitation, without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act)), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax - related deductions and withholdings and paid on the Company's regular payroll dates; (iii) the Company shall cause to be continued, at the Company's expense, life insurance and disability coverage substantially identical to the coverage maintained by the Company for the Executive prior to the Date of Termination for 24 months following the Date of Termination;

9 (iv) notwithstanding anything to the contrary in any applicable equity award, option agreement or stock - based award agreement, all stock options and other stock - based awards held by the Executive shall immediately accelerate and become fully exercisable or nonforfeitable as of the later of (i) the Executive's Date of Termination or (ii) the effective date of the Separation Agreement; provided that in order to effectuate the accelerated vesting contemplated by this subsection, the forfeiture of the unvested portion of such awards that would otherwise be forfeited on the Date of Termination will be delayed until the earlier of (A) the effective date of the Separation Agreement (at which time acceleration will occur), or (B) the date that the Separation Agreement can no longer become fully effective (at which time the unvested portion of such awards will be forfeited). Notwithstanding the foregoing, no additional vesting of any such awards shall occur during the period between the Date of Termination and the effective date of the acceleration. The Executive shall also be entitled to any other rights and benefits with respect to equity awards, options and stock - related awards, to the extent and upon the terms provided in the employee stock option or incentive plan or any agreement or other instrument attendant thereto pursuant to which such options or awards were granted; and (v) the Company shall provide the Executive with outplacement assistance in accordance with the Company's policies and procedures in effect as of the Date of Termination for a period of 12 months at no charge. The amounts payable under this Section 6(a), to the extent taxable, shall be paid or commence to be paid within 60 days after the Date of Termination; provided, however, that if the 60 - day period begins in one calendar year and ends in a second calendar year, such payments to the extent they qualify as "non - qualified deferred compensation" within the meaning of Section 409A of the Code, shall be paid or commence to be paid in the second calendar year by the last day of such 60 - day period. (b) Additional Limitation. (i) Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the "Aggregate Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity - based payments and acceleration; and (4) non - cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. † 1.2800 - 1, Q&A - 24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. † 1.2800 - 1, Q&A - 24(b) or (c). (ii) For purposes of this Section 6(b), the "After Tax Amount" means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive's receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. (iii) The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(b)(i) shall be made by a nationally recognized accounting firm selected by the Company, other than the Company's external auditor (the "Accountin g Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. (c) Definitions. For purposes of this Section 6, "Chan g e in Control" shall be deemed to have occurred upon the occurrence of any one of the following events: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (other than the Holding Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Holding Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b - 2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d - 3 under the Act), directly or indirectly, of securities of the Holding Company representing 25 percent or more of the combined voting power of the Holding Company's then outstanding securities having the right to vote in an election of the Board ("Votin g Securities") (in such case other than as a result of an acquisition of securities directly from the Holding Company); or (ii) the consummation of (A) any consolidation or merger of the Holding Company where the stockholders of the Holding Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d - 3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Holding Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale or other transfer (in one

11 transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Holding Company and the Banks. Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Holding Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 25 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Holding Company) and immediately thereafter beneficially owns 25 percent or more of the combined voting power of all then outstanding Voting Securities, then a "Change in Control" shall be deemed to have occurred for purposes of the foregoing clause (a). 7. Section 409A. (a) Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive's separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive's separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive's separation from service, or (B) the Executive's death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch - up payment covering amounts that would otherwise have been paid during the six - month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule. (b) All in - kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in - kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in - kind benefits is not subject to liquidation or exchange for another benefit. (c) To the extent that any payment or benefit described in this Agreement constitutes "non - qualified deferred compensation" under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive's termination of employment, then such payments or benefits shall be payable only upon the Executive's "separation from

12 service." The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section l.409A - l(h). (d) The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement or the Restrictive Covenants Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section l.409A - 2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. (e) The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section. 8. Continuin g Obli g ations . (a) As a condition of continued employment, the Executive is required to enter into the Confidentiality, Assignment, Nonsolicitation and Noncompetition Agreement, attached hereto as Exhibit B (the "Restrictive Covenants A gr eement") . The Executive acknowledges and agrees that the Executive received the Restrictive Covenants Agreement with this Agreement and at least ten business days before the Effective Date. For purposes of this Agreement, the obligations in this Section 8 and those that arise in the Restrictive Covenants Agreement and any other agreement relating to confidentiality, assignment of inventions, or other restrictive covenants shall collectively be referred to as the "Continuin g Obli g ations." (b) Third - Part y A gr eements and Ri gh ts . The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive's use or disclosure of information, other than confidentiality restrictions (if any), or the Executive's engagement in any business. The Executive represents to the Company that the Executive's execution of this Agreement, the Executive's employment with the Company and the performance of the Executive's proposed duties for the Company will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive's work for the Company, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non - public information belonging to or obtained from any such previous employment or other party. (c) Liti g ation and Re gu lato ry Coo p eration . During and after the Executive's employment, to the extent permitted by law, the Executive shall cooperate with the Company in (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company, and (ii) the investigation,

13 whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive's cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available to meet with counsel to answer questions or to prepare for discovery or trial, and to act as a witness on behalf of the Company, at mutually convenient times and locations, considering the Executive's availability. During and after the Executive's employment, the Executive also shall cooperate with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out - of - pocket expenses incurred in connection with the Executive's performance of obligations pursuant to this Section 8(c). (d) Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Continuing Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of the Continuing Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company. 9. Arbitration of Dis p utes . (a) Arbitration Generall y . Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination or retaliation, whether based on race, religion, national origin, sex, gender, age, disability, sexual orientation, or any other protected class under applicable law, including without limitation Massachusetts General Laws Chapter 151B) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Boston, Massachusetts in accordance with the JAMS Employment Arbitration Rules, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. The Executive understands that the Executive may only bring such claims in the Executive's individual capacity, and not as a plaintiff or class member in any purported class proceeding or any purported representative proceeding. The Executive further understands that, by signing this Agreement, the Company and the Executive are giving up any right they may have to a jury trial on all claims they may have against each other. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 9 shall be specifically enforceable. Notwithstanding the foregoing, this Section 9 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate, including without limitation relief sought under the Restrictive Covenants Agreement; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 9. (b) Arbitration Fees and Costs. The Executive shall be required to pay an arbitration fee to initiate any arbitration equal to what the Executive would be charged as a first

14 appearance fee in court. The Company shall advance the remaining fees and costs of the arbitrator. However, to the extent permissible under the law, and following the arbitrator's ruling on the matter, the arbitrator may rule that the arbitrator's fees and costs be distributed in an alternative manner. Each party shall pay its own costs and attorneys' fees, if any. If, however, any party prevails on a statutory claim that affords the prevailing party attorneys' fees (including pursuant to this Agreement), the arbitrator may award attorneys' fees to the prevailing party to the extent permitted by law. 10. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 9 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the Commonwealth of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process. 11. Waiver of J ury Trial. Each of the Executive and the Company irrevocably and unconditionally WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE'S EMPLOYMENT BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY, INCLUDING WITHOUT LIMITATION THE EXECUTIVE'S OR THE COMPANY'S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT. 12. Inte gr ation . This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter including, but not limited to, the Change in Control Agreement between the Holding Company and the Executive dated May 27, 2014. 13. Withholdin g; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit. 14. Assi gnm ent Successors and Assi gn s . Neither the Executive nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement (including the Restrictive Covenants Agreement) without the Executive's consent to any affiliate or to any person or entity with whom the Company shall hereafter effect a reorganization or consolidation, into which the Company merges or to whom it transfers all or substantially all of its properties or assets; provided, further that if the Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Executive shall not be entitled to any payments, benefits or vesting pursuant to Section 5 or pursuant to Section 6 of this Agreement solely as a result of such transaction. This Agreement

15 shall inure to the benefit of and be binding upon the Executive and the Company, and each of the Executive's and the Company's respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death after the Executive's termination of employment but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive's beneficiary designated in writing to the Company prior to the Executive's death (or to the Executive's estate, if the Executive fails to make such designation). 15. Enforceabilit y . If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 16. Survival . The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive's employment to the extent necessary to effectuate the terms contained herein. 17. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. 18. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board. 19. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company. 20. Effect on Other Plans and A gr eements . An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company's benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company's benefit plans, programs or policies except as otherwise provided herein, and except that the Executive shall have no rights to any severance benefits under any Company severance pay plan, offer letter or otherwise. Except for the Restrictive Covenants Agreement, in the event that the Executive is party to an agreement with the Company providing for payments or benefits under such plan or agreement and under this Agreement, the terms of this Agreement shall govern and the Executive may receive payment under this Agreement only and not both. Further, Section 5 and Section 6 of this

16 Agreement are mutually exclusive and in no event shall the Executive be entitled to payments or benefits pursuant to both Section 5 and Section 6 of this Agreement. 21. Governin g Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws principles thereof, and in accordance with any applicable federal laws to which the Banks may be subject as an FDIC - insured institution and a member bank of the Federal Reserve System. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit. 22. Counte rp arts . This Agreement may be executed in any number of counterparts, with .pdf and facsimile signatures having the same effect as the original, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. 23. Allocation of Obli g ations Between the Com p anies . The obligations of the Company under this Agreement are intended to be the joint and several obligations of the Holding Company and the Banks, and each shall, as between themselves, allocate these obligations in a manner agreed upon by them. 24. Indemnification . The Company shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board). If such action, suit or proceeding is brought against the Executive in his capacity as an officer or director of the Company, however, such indemnification shall not extend to matters as to which the Executive is finally adjudged to be liable for willful misconduct in the performance of his duties. 25. Legal Fees. The Company shall pay or reimburse the Executive for reasonable legal fees and expenses incurred in the preparation of this Agreement, up to a maximum of $10,000. Such fees and expenses must be incurred on or before December 31, 2021 and will be paid or reimbursed on or before March 15, 2022. 26. Clawback. The Executive agrees to be subject to any clawback policy adopted by the Holding Company or either Bank similarly affecting all or substantially all senior management employees and acknowledges that, to the extent provided therein, he may be required to repay all or any portion of any incentive compensation previously paid to him on account of inaccurate or erroneous financial data.

17 27. No Miti g ation ; No Offset. In the event of any termination of the Executive's employment under this Agreement, the Executive shall be under no obligation to seek other employment or to mitigate damages, and there shall be no offset against amounts due to the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amount due under this Agreement are in the nature of severance payments and are not in the nature of a penalty. [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date. BROOKLINE BANCORP, INC. ;, By t - ' -- t --- - ------- r r ----- F - - ---- :::!, - --- Na1i're:'Paul . Title: Chairman and CEO BROOKLINE BANK Title: Director BAN K RHODE ISLAND Q, Title: Director E C ar l M. Carlson

Exhibit A SEPARATION AGREEMENT AND RELEASE This Separation Agreement and Release (the "Se p aration A gr eement") is entered into by and among Brookline Bancorp, Inc., a Delaware corporation with its principal administrative office at 131 Clarendon Street, Boston, MA 02116 (the "Holding Company"), and Brookline Bank, a Massachusetts chartered trust company, and Bank Rhode Island, a Rhode Island financial institution (each, a "Bank" and, collectively, the "Banks"), and Carl M. Carlson (the "Executive") in connection with the "Employment Agreement" by and among the Holding Company, the Banks and the Executive dated September 22, 2021. Collectively the Holding Company and the Banks shall be referred to herein as the "Company." This is the Separation Agreement referenced in the Employment Agreement. Terms with initial capitalization that are not otherwise defined in this Separation Agreement have the meanings set forth in the Employment Agreement. The consideration for the Executive's agreement to this Separation Agreement consists of the payments and benefits pursuant to Section 5 or 6 of the Employment Agreement (as applicable), which are subject to the terms of the Employment Agreement. 1. Executive's Release of Claims. The Executive voluntarily releases and forever discharges the Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former directors, officers, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the "Released Parties") generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (collectively, "Claims") that, as of the date when the Executive signs this Separation Agreement, he has, ever had, now claims to have or ever claimed to have had against any or all of the Released Parties. This general release of Claims includes, without implication of limitation, the release of all Claims: • • • • • • • • relating to the Executive's employment by and termination of employment with the Company or any related entity; of wrongful discharge or violation of public policy; of breach of contract; of discrimination or retaliation under federal, state or local law (including, without limitation, Claims of age discrimination or retaliation under the Age Discrimination in Employment Act, the Americans with Disabilities Act, and Title VII of the Civil Rights Act of 1964); under any other federal or state statute or constitution or local ordinance; of defamation or other torts; for wages, bonuses, incentive compensation, stock, stock options, vacation pay or any other compensation or benefits, whether under the Massachusetts Wage Act, M.G.L. c. 149, †† 148 - 150C, or otherwise; and for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney's fees.

To the fullest extent permitted by law, the Executive agrees not to accept damages of any nature, other equitable or legal remedies for his own benefit or attorney's fees or costs from any of the Released Parties with respect to any Claim released by this Separation Agreement. 2. Limitations on Executive's Release of Claims. Notwithstanding anything in Section 1 of this Separation Agreement to the contrary: (a) Employment Agreement. Nothing in this Separation Agreement shall be construed to limit the Executive's rights under the Employment Agreement, including without limitation (i) the Accrued Obligations, as defined in Section 4(c) of the Employment Agreement, (ii) the severance pay and benefits pursuant to Section 5 or 6 of the Employment Agreement, whichever is applicable, subject to satisfying the requirements for execution and non - revocation of this Separation Agreement, as set forth in the Employment Agreement, or (iii) any rights to indemnification to which the Executive is entitled, including but not limited those described in Section 24 of the Employment Agreement. (b) Equity. Nothing in this Separation Agreement is intended to affect the Executive's rights or obligations under the Equity Documents. The Equity Documents shall continue to be governed by their terms, except as may otherwise be provided in the Employment Agreement. (c) Statuto ry Benefit Ri gh ts . Nothing in this Separation Agreement is intended to release or waive the Executive's right to elect continuation of group health plan coverage under the law known as COBRA or unemployment insurance benefits. 3. On g oin g Obli g ations of the Executive. As a condition ofreceiving the payments and benefits pursuant to Section 5 or 6 of the Employment Agreement, the Executive hereby reaffirms that he remains subject to the Continuing Obligations. 4. Nondis p ara g ement. (a) The Executive shall not, directly or indirectly, make any statements that disparage or deprecate the Company, any of its business practices, any of its business activities or any of its officers, directors or employees (provided that, with respect to any such officer, director or employee, the Executive actually knows or has substantial reason to believe that such person is an officer, director or employee of the Company) and shall not assist or encourage any other person, firm or entity to do so. (b) The Company shall direct its directors and executive officers not to directly or indirectly, disparage or deprecate the Executive, any of his business practices or any of his business activities. In addition, the Company shall not in any authorized public statement of the Company (a "Com p an y Statement") disparage or deprecate the Executive, any of his business practices or any of his business activities. 5. Protected Disclosures. Nothing in this Separation Agreement nor any direction pursuant to this Separation Agreement shall be interpreted or applied to prohibit the Executive or any other person from making any good faith report to any governmental agency or other governmental entity (a "Government A g enc y ") concerning any act or omission that the

Executive or such other person reasonably believes constitutes a possible violation of federal or state law or making other disclosures that are protected under the anti - retaliation or whistleblower provisions of applicable federal or state law or regulation. In addition, nothing contained in this Separation Agreement limits the Executive's or any other person's ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including the Executive's ability to provide documents or other information, without notice to the Company, nor does anything contained in this Separation Agreement apply to truthful testimony in litigation by the Executive or any other person. If the Executive files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on the Executive's behalf, or if any other third party pursues any claim on the Executive's behalf, the Executive waives any right to monetary or other individualized relief (either individually or as part of any collective or class action) to the fullest extent permitted by law; provided, however, that nothing in this Separation Agreement limits any right the Executive may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission. 6. Defend Trade Secrets Act of 2016. The Executive understands that pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 7. No Assignment. The Executive represents that he has not assigned to any other person or entity any Claims against any Released Party. 8. Ri gh t to Consider and Revoke Se p aration A gr eement. The Executive acknowledges that he has been given the opportunity to consider this Separation Agreement for a period of21 days (the "Consideration Period"). In the event the Executive executed this Separation Agreement before the end of the Consideration Period, he acknowledges that such decision was entirely voluntary and that he had the opportunity to consider this Separation Agreement until the end of the Consideration Period. To accept this Separation Agreement, the Executive shall deliver a signed Separation Agreement to the Company's then most senior Human Resources professional (the "HR Leader") before the end of the Consideration Period. For a period of seven days from the date when the Executive executes this Separation Agreement (the "Revocation Period"), he shall retain the right to revoke this Separation Agreement by written notice that is received by the HR Leader on or before the last day of the Revocation Period. This Separation Agreement shall take effect only if it is executed within the Consideration Period as set forth above and if it is not revoked pursuant to the preceding sentence. If the conditions set forth in this paragraph are satisfied, this Separation Agreement shall become effective and enforceable on the date immediately following the last day of the Revocation Period (the "Effective Date").

9. Other Terms. (a) Le g al Re p resentation ; Review of S ep aration A gr eement. The Executive acknowledges that he has been advised to discuss all aspects of this Separation Agreement with his attorney, that he has carefully read and fully understands all of the provisions of this Separation Agreement and that he is knowingly and voluntarily entering into this Separation Agreement. (b) Bindin g Nature of Se p aration A gr eement. This Separation Agreement shall be binding upon the Executive and upon his heirs, administrators, representatives and executors. (c) Modification of S ep aration A gr eement ; Waiver. This Separation Agreement may be amended only upon a written agreement executed by the Executive and the Company. No waiver of any provision of this Separation Agreement shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Separation Agreement, or the waiver by a party of any breach of this Separation Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. (d) Severabilit y . In the event that at any future time it is determined by a court of competent jurisdiction that any covenant, clause, provision or term of this Separation Agreement is illegal, invalid or unenforceable, the remaining provisions and terms of this Separation Agreement shall not be affected thereby and the illegal, invalid or unenforceable term or provision shall be severed from the remainder of this Separation Agreement. In the event of such severance, the remaining covenants shall be binding and enforceable; provided, however, and for the avoidance of doubt, in no event shall the Company be required to provide payments or benefits to the Executive pursuant to Section 5 or 6 of the Employment Agreement if all or part of Section 1 of this Separation Agreement is held to be invalid or unenforceable. (e) Governin g Law and Inte rp retation . This Separation Agreement shall be deemed to be made and entered into in the Commonwealth of Massachusetts, and shall in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts, without giving effect to its conflict of laws provisions. The language of all parts of this Separation Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. (f) Arbitration: Jurisdiction. Enforcement of this Separation Agreement shall be subject to the terms of Sections 9 ("Arbitration of Disputes") and 10 ("Consent to Jurisdiction") of the Employment Agreement as if set forth herein. (g) Remedies. If the Executive breaches any provision of this Separation Agreement or any of the Continuing Obligations, in addition to all other remedies available to the Company at law, in equity, and under contract, the Executive agrees that the Company may cease any payments or benefits otherwise due to the Executive or for the Executive's benefit pursuant to Section 5 or 6 of the Employment Agreement.

(h) Entire A gr eement : Absence of Reliance. This Separation Agreement constitutes the entire agreement between the Executive and the Company and supersedes any previous agreements or understandings between the Executive and the Company, except the Equity Documents, the Continuing Obligations, and any other obligations specifically preserved in this Separation Agreement. The Executive acknowledges that he is not relying on any promises or representations by the Company or the agents, representatives or attorneys of any of the entities within the definition of Company regarding any subject matter addressed in this Separation Agreement. (i) Counte rp arts : Co p ies . This Separation Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be taken to be an original . Such counterparts shall together constitute one and the same document . PDF copies shall be equally valid as originals . [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Separation Agreement, to be effective on the Effective Date. BROOKLINE BANCORP, INC. B y: Name: Paul A. Perrault Title: Chairman and CEO BROOKLINE BANK B y : Name: Paul A. Perrault Title: Director BAN K RHODE ISLAND By: Name: Paul A. Perrault Title: Director Date: EXECUTIVE Carl M. Carlson Date:

1 ExhibitB Restrictive Covenants Agreement Confidentiality, Assignment, Nonsolicitation and Noncompetition Agreement In consideration and as a condition of my continued employment by Brookline Bancorp, Inc. (the "Holding Company"), Brookline Bank, and Bank Rhode Island (the "Banks" and, together with the Holding Company and their respective subsidiaries and other affiliates and their respective successors and assigns, the "Company"), and in exchange for, among other things, benefits to be provided by the Company under the terms of a new employment agreement, which I acknowledge and agree is fair and reasonable consideration which is independent from the continuation of my employment, I enter into this Confidentiality, Assignment, Nonsolicitation and Noncompetition Agreement (this "Agreement") and agree as follows: 1. Proprietary Information. I agree that all information, whether or not in writing, concerning the Company's business, technology, business relationships or financial affairs that the Company has not released to the general public (collectively, "Proprietary Information") and all tangible embodiments thereof are and will be the exclusive property of the Company. By way of illustration, Proprietary Information may include information or material that has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; (b) marketing information, including strategies, methods, customer or business partner identities or other information about customers, business partners, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; (d) operational information, including plans, specifications, manuals, forms, templates, software, strategies, designs, methods, procedures, data, reports, discoveries, inventions, improvements, concepts, ideas, know - how and trade secrets, and other Developments (as defined below); and (e) personnel ieformation, including personnel lists, reporting or organizational structure, resumes, personnel data, performance evaluations and termination arrangements or documents. Proprietary Information also includes information received in confidence by the Company from its customers, suppliers, business partners or other third parties. 2. Recognition of Company's Rights. I will not, at any time, without the Company's prior written permission, either during or after my employment, disclose any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company. I will cooperate with the Company and use my reasonable best efforts to prevent the unauthorized disclosure of all Proprietary Information. I will deliver to the Company all copies and other tangible embodiments of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my employment. 3. Rights of Others. I understand that the Company is now and may hereafter be subject to nondisclosure or confidentiality agreements with third persons that require the Company to protect or refrain from use or disclosure of proprietary information. I agree to be bound by the

2 terms of such agreements in the event I have access to such proprietary information. I understand that the Company strictly prohibits me from using or disclosing confidential or proprietary information belonging to any other person or entity (including any employer or former employer), in connection with my employment. In addition, I agree not to bring any confidential information belonging to any other person or entity onto Company premises or into Company workspaces. 4. Commitment to Company; Avoidance of Conflict of Interest. While an employee of the Company, I will devote my full - time efforts to the Company's business and I will not, directly or indirectly, engage in any other business activity, except as expressly authorized in writing and in advance by a duly authorized representative of the Company. I will advise an authorized officer of the Company or his or her designee at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company. I will take whatever action is reasonably requested ofme by the Company to resolve any conflict or appearance of conflict which it finds to exist. 5. Documents and Other Materials. I will keep and maintain adequate and current records of all Proprietary Information and Company - related developments developed by me during my employment, which records will be available to and remain the sole property of the Company at all times. All files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, or other written, photographic or other tangible material containing Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance ofmy duties for the Company. Any property situated on the Company's premises and owned by the Company, including without limitation computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice. In the event of the termination of my employment for any reason, I will deliver to the Company all Company property and equipment in my possession, custody or control, including all files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, or other written, photographic or other tangible material containing Proprietary Information, and other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies. 6. Nonsolicitation and Noncompetition. In order to protect the Company's Proprietary Information and goodwill, during my employment and for a period of: (i) one year following the date of the cessation ofmy employment with the Company (the "Last Date of Employment") or such shorter period as the Company designates in writing to me in connection with the ending of my employment relationship; or (ii) two years following the Last Date of Employment if I breach my fiduciary duty to the Company or if I have unlawfully taken, physically or electronically, property belonging to the Company (in either case the "Restricted Period"):

3 (a) I shall not, directly or indirectly, in any manner, other than for the benefit of the Company, solicit or transact any business with any of the customers of the Company. For purposes of this Agreement, customers shall include (i) then current customers to which the Company provided products or services during the 12 months prior to the Applicable Date (the "One Year Lookback") and (ii) customer prospects that the Company solicited during the One Year Lookback and with which I had significant contact or about which I learned confidential information in the course of my employment. The "A pp licable Date" means (i) as applied to my activities after my employment ends, the Last Date of Employment and (ii) as applied to my activities during my employment, the date of such activities. (b) I shall not, directly or indirectly, in any manner, solicit, entice or attempt to persuade any employee or consultant of the Company to leave the Company for any reason or otherwise participate in or facilitate the hire, directly or through another entity, of any person who is then employed or engaged by the Company. (c) I shall not, directly or indirectly, whether as owner, partner, shareholder, director, manager, consultant, agent, employee, co - venturer or otherwise, anywhere in the geographic areas in which, at any time during the two years that immediately preceded the Applicable Date (the "Two Year Lookback"), I provided services or had a material presence or influence, provide any of the types of services that I provided to the Company during the Two Year Lookback, in connection with any business that is, in whole or in part, engaged in, or actively preparing to be engaged in, the Business. For purposes of this Agreement: "Business" shall mean, as of the Applicable Date, the business of the Company as previously or currently conducted, or as planned to be conducted in the future, including, without limitation, the performance of any services related to the foregoing. Notwithstanding the foregoing, I shall not be subject to the restrictions of this Section 6(c) after my employment with the Company ends (nor entitled to the Noncompetition Consideration set forth below) if the Company terminates my employment without Cause pursuant to Section 3(d) ofmy Employment Agreement with the Company, the Company lays me off, or ifl terminate my employment with the Company subject to the Good Reason provisions of Section 3(e) of my Employment Agreement with the Company. For its part, the Company agrees to provide the Noncompetition Consideration to me during the period of my post - employment obligations under this Section 6(c); provided, however, that the Company may waive its rights under this Section 6(c) pursuant to Section 15 below and in such event, the Company shall not be obligated to provide the Noncompetition Consideration. The "Noncom p etition Consideration" consists of payments to me for the post - employment portion of the Restricted Period (but for not more than 12 months following the end of my employment) at the rate of fifty percent (50%) of the highest annualized base salary paid to me by the Company within the Two - Year Lookback. I acknowledge that this covenant is necessary because the Company's legitimate business interests cannot be adequately protected solely by the other covenants in this Agreement. I further acknowledge and agree that any payments I receive pursuant to this Section 6(c) shall reduce (and shall not be in addition to) any severance or separation pay that I am otherwise entitled to receive from the Company pursuant to an agreement, plan or otherwise. 7. Prior A gr eements . I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous or current employer or other party to refrain from using or disclosing any trade secret or

4 confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such employer or any other party. I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. 8. Remedies U p on Breach. I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose. Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief, without the posting of a bond. I further acknowledge that a court may render an award extending the Restricted Period as one of the remedies in the event of my violation of this Agreement. In the event oflitigation involving a claim of breach of this Agreement, the prevailing party with respect to such claim shall be entitled to recover his or its reasonable attorney's fees and costs with respect to such claim from the non - prevailing party. 9. Use of Voice , Ima g e and Likeness. I give the Company permission to use any and all of my voice, image and likeness, with or without using my name, in connection with the products and/or services of the Company, for the purposes of advertising and promoting such products and/or services and/or the Company, and/or for other purposes deemed appropriate by the Company in its reasonable discretion, except to the extent prohibited by law. 10. No Employment Obligation. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment. I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Company by an authorized officer, my employment with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason, with or without cause. 11. Survival and Assi gnm ent b y the Com p an y . I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators. The Company will have the right to assign this Agreement to its affiliates, successors and assigns. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be re signed at the time of such transfer. 12. Notice of Resi gn ation . If I elect to resign from my employment with the Company, I agree to provide the Company with written notification of my resignation at least two (2) weeks prior to my intended resignation date. Such notice shall include information in reasonable detail about my post - employment job duties and other business activities, including the name and address of any subsequent employer and/or person or entity with whom or which I intend to

5 engage in business activities during the Restricted Period and the nature of my job duties and other business activities. The Company may elect to waive all or part of the two (2) week notice period in its sole discretion, and such waiver shall not result in a termination by the Company for purposes of this Agreement or any other agreement I may have with the Company. 13. Post - Employment Notifications. During the Restricted Period, I will notify the Company of any change in my address and of each subsequent employment or business activity. 14. Disclosures During Restricted Period. I will provide a copy of this Agreement to any person or entity with whom I may enter into a business relationship, whether as an employee, consultant, partner, coventurer or otherwise, prior to entering into such business relationship during the Restricted Period. 15. Waiver; Reduction of Restricted Period by Company. The Company and I acknowledge and agree that the Company may unilaterally waive my post - employment noncompetition obligations under Section 6(c), and in the event that such a waiver occurs before the obligation to pay Noncompetition Consideration takes effect, the Company is not required to pay me the Noncompetition Consideration or any other post - employment payments under this Agreement. No waiver of any ofmy obligations under this Agreement shall be effective unless made in writing by the Company. The failure of the Company to require my performance of any term or obligation of this Agreement, or the waiver of any breach of this Agreement, shall not prevent the Company's subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. Notwithstanding anything to the contrary in Section 6, the Company may reduce the length of the Restricted Period by providing written notice to me of such reduction in connection with the ending of my employment relationship. 16. Severability. In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. 17. Choice of Law and Jurisdiction. This Agreement will be deemed to be made and entered into in the Commonwealth of Massachusetts, and will in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts. I hereby consent to the exclusive jurisdiction of the state and federal courts situated within Massachusetts for purposes of enforcing this Agreement or for any other lawsuit relating to or arising under this Agreement, and I hereby waive any objection that I might have to personal jurisdiction or venue in those courts, provided, however, the Company and I agree that all civil actions relating to Section 6(c) of this Agreement shall be brought in the county of Suffolk and that the superior court or the business litigation session of the superior court shall have exclusive jurisdiction. 18. Independence of Obligations. My obligations under this Agreement are independent of any obligation, contractual or otherwise, the Company has to me. The Company's breach of any

6 such obligation shall not be a defense against the enforcement of this Agreement or otherwise limit my obligations under this Agreement. 19. Protected Disclosures. I understand that nothing contained in this Agreement limits my ability to communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company. I also understand that nothing in this Agreement limits my ability to share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information. 20. Defend Trade Secrets Act of 2016. I understand that pursuant to the federal Defend Trade Secrets Act of 2016, I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 21. Other Agreements; Amendment. This Agreement supplements and does not supersede any other confidentiality, assignment of inventions or restrictive covenant agreement between the Company and me. To the extent that this Agreement addresses other subject matters, this Agreement supersedes any other agreements between the Company and me with respect to such subject matters. This Agreement may be amended only in a written agreement executed by a duly authorized officer of the Company and me. [Remainder of Page Intentionally Left Blank]

I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. BY SIGNING BELOW, I CERTIFY THAT (I) I WAS PROVIDED WITH THIS AGREEMENT AT LEAST TEN (10) BUSINESS DAYS BEFORE THE EFFECTIVE DATE OF THIS AGREEMENT AND (II) I HAVE BEEN ADVISED BY THE COMPANY THAT I HAVE THE RIGHT TO CONSULT WITH COUNSEL PRIOR TO SIGNING THIS AGREEMENT. I ACKNOWLEDGE AND AGREE THAT THE TERMS OF THIS AGREEMENT WILL APPLY TO MY ENTIRE SERVICE RELATIONSHIP WITH THE COMPANY, INCLUDING WITHOUT LIMITATION ANY PERIOD OF SERVICE PRIOR TO THE DATE OF MY SIGNATURE BELOW. IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument and it shall become effective upon the later of (i) the full execution by both parties; or (ii) ten (10) buess days after the Company provided me with notice of this Agreement. Date : - - , 1 9 - - / - i - - - - 2 , , 1 / . z - . - o - - z - I COMPANY BROOKLINE BANCORP, INC. err , u u . ._.. -- Title: Chariman and CEO

BROOKLINE BANK a N a c m ; e : : P ; ? au l £ A. J _ :::: ) Title: Director BANK RHODE ISLAND gr. Title: Director Date : q / o i o . 1 . - / ;2 ..or9.. I I